EXHIBIT 5.1



                          [Lang Michener Letterhead]



September 12, 2003

Ballard Power Systems Inc.
9000 Glenlyon Parkway
Burnaby, British Columbia
V5J 5J9

Dear Sirs:

BALLARD POWER SYSTEMS INC. ("BALLARD")
REGISTRATION STATEMENT ON FORM S-8

We have acted as your Canadian counsel in connection with the filing by Ballard with the United States Securities and Exchange Commission of a Registration Statement on form S-8 registering 12,000 common shares of Ballard (the "DSU Plan Shares") to be issued in connection with the Deferred Share Unit Plan for directors of Ballard Power Systems Inc. (the "DSU Plan").

In connection with the foregoing and for the purpose of the opinions hereinafter expressed, we have relied on a Certificate of Compliance dated September 11, 2003 issued by the Director appointed under the Canada
Business Corporations Act, and have reviewed a copy of the DSU Plan, directors' resolutions and other records of Ballard.

We have also considered such questions of laws as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed.

In all such examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies or facsimiles.

Based upon the foregoing, we are of the opinion that:

   1. Ballard is validly existing as a corporation under the Canada Business Corporations Act; and

   2. the DSU Plan Shares have been duly authorized and created and when issued and paid for in accordance with the terms of the DSU Plan, will be validly issued and outstanding as fully paid and non-assessable common shares in the capital of Ballard.


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We consent to the use and filing of this opinion as an exhibit to the
Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, and any amendments thereto or any Prospectus relating thereto.

Yours truly,

/s/ Lang Michener